UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 18, 2015

Aéropostale, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31314 (Commission File Number)	31-1443880 (IRS Employer Identification No.)
112 West 34th Street, 22nd Floor, New York, New York 10120
(Address of principal executive offices, including Zip Code)

(646) 485-5410
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On August 18, 2015, the Company entered into a Fourth Amendment to Third Amended and Restated Loan and Security Agreement and Amendment to Certain Other Loan Documents (the “Fourth Amendment”) by and among the Company, certain subsidiaries of the Company, as guarantors, Bank of America, N.A., as Agent (in such capacity, the “Agent”), and the Lenders party thereto.

Among other things, the Fourth Amendment extends the maturity date of the Third Amended and Restated Loan and Security Agreement, dated as of September 22, 2011 (as amended, the “Loan Agreement”), among the Company, the Guarantors party thereto, the Agent, and the Lenders party thereto, until at least February 21, 2019, with automatic extensions, under certain circumstances set forth in the Fourth Amendment, to August 18, 2020; provides for a reduction in the maximum principal amount of extensions of credit that may be made under the Loan Agreement from $230 million to $215 million; provides for a seasonal increase in the advance rate on inventory under the borrowing base formula for the revolving credit facility contained in the Loan Agreement; increases to $40 million the maximum aggregate principal amount of loans that may be borrowed under the FILO loan facility contained in the Loan Agreement and provides for an annual decrease, commencing in 2017, in the advance rate under the borrowing base formula for FILO loans; and reflects the addition of General Electric Capital Corporation as an additional lender under the Loan Agreement. The reduction in the maximum principal amount of extensions of credit under the Loan Agreement was primarily driven by the Company’s strategic decision to close underperforming stores over the last eighteen months, thus reducing inventory levels.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the text of the Fourth Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.
(d) Exhibits

10.1
Fourth Amendment to Third Amended and Restated Loan and Security Agreement and Amendment to Certain Other Loan Documents dated as of August 18, 2015 by and among the Company, the Guarantors party thereto, the Lenders party thereto, and Bank of America, N.A, as agent.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AÉROPOSTALE, INC.

/s/ Marc G. Schuback
Marc G. Schuback
Senior Vice President, General Counsel & Secretary

Dated: August 24, 2015

EXHIBIT INDEX

Exhibit No.	Description
10.1
Fourth Amendment to Third Amended and Restated Loan and Security Agreement and Amendment to Certain Other Loan Documents dated as of August 18, 2015 by and among the Company, the Guarantors party thereto, the Lenders party thereto, and Bank of America, N.A, as agent.